UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☒	Definitive Information Statement

American Antiquities Incorporated
(Name of the Registrant as Specified in its Charter)

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INFORMATION STATEMENT

September 24, 2010

AMERICAN ANTIQUITIES INCORPORATED

GENERAL

This Information Statement is first being mailed on or about September 24, 2010, to the holders of record of the outstanding common A stock, (the “Common Stock”) of American Antiquities Incorporated, a Illinois corporation (the “Company”), as of the close of business on September 20, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting that we expect to be signed by shareholders of the Company owning at least two-thirds of the outstanding shares of Common Stock five days after this notice is sent to our shareholders (the “Written Consent”) of as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to American Antiquities Incorporated.

The Written Consent will authorize an amendment to our Articles of Incorporation (the “Amendment”), which amends our current Articles of Incorporation to:

●	to change our name to Pet Airways, Inc.

A copy of the Amendment is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of Illinois which filing will occur at least 20 days after the date of the mailing of this Information Statement to our shareholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

By Order of the Board of Directors,

/s/ Dan Wiesel
Dan Wiesel
Chief Executive Officer

Date: September 24, 2010

Introduction

On June 25, 2010, we entered into a share exchange agreement with Pet Airways, Inc. its shareholders, and Joseph A. Merkel, Kevin T. Quinlan, and Bellevue Holdings, Inc., collectively, the majority shareholders of the Company.

•	Pursuant to the Exchange Agreement, the Company acquired substantially all of the outstanding shares of Pet Airways from its shareholders.

•	In exchange, we issued to the former Pet Airways shareholders an aggregate of 25,000,000 shares of common A shares, representing approximately 72% of our outstanding Common Stock.

Therefore, Pet Airways became a wholly-owned subsidiary of the Company. The share exchange resulted in a change in control of the Company.

Change in Control

On August 13, 2010, we completed a reverse acquisition transaction through a share exchange with Pet Airways and its shareholders, whereby we acquired substantially all of the issued and outstanding capital stock of Pet Airways in exchange for 25,000,000 shares of our common A shares, which constituted approximately 73% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Pet Airways became our wholly-owned subsidiary and the former shareholders of Pet Airways became our controlling stockholders.  The share exchange transaction with Pet Airways was treated as a reverse acquisition, with Pet Airways as the acquirer and American Antiquities Incorporated as the acquired party.

Upon the closing of the reverse acquisition on August 13 , 2010, Joseph A. Merkel, our CEO, President and director and Kevin T. Quinlan, our CFO, Controller and director, officer, resigned as our directors and from all offices of the Company that he held. On the same day, our board of directors increased the size of our board to three board members and appointed Messrs. Wiesel, Binder and Warner to our board of directors at the effective time of the resignation of Messrs. Merkel and Quinlan to fill the vacancies created by their resignation. In addition, our board of directors appointed Mr. Wiesel as our Chief Executive Officer and Ms. Binder as our Executive Vice President effective immediately at the closing of the reverse acquisition.

Approval of Amendment of Articles of Incorporation

Dan and Alysa Wiesel, The Daniel T. Zagorin Trust, Leslie Bines and Brandon Bines, who collectively are holders of record of 23,558,853 shares of our common A shares, constituting approximately 68% of the voting power of our issued and outstanding common A shares have indicated that they intend to consent in writing to an amendment to our Articles of Incorporation within five days of the mailing of this Information Statement to our shareholders.

The Written Consent will authorize an amendment to our Articles of Incorporation, which amends our current Articles of Incorporation to:

●	to change our name to Pet Airways, Inc.

These corporate actions will become effective on the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of Illinois, which filing will occur at least 20 days after the date of the mailing of this Information Statement to our shareholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND SHAREHOLDERS

Under the Illinois Business Corporation Act and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, with five days’ prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of two-thirds of the voting power of the issued and outstanding shares of Common Stock. Each Shareholder is entitled to one vote per share of Common Stock on any matter which may properly come before the shareholders.

On the Record Date, the Company had 34,314,615 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On August 13, 2010, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our shareholders approve the Amendment as set forth in Appendix A . In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of two-thirds of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Pet Airways, Inc.” is in the best interest of our shareholders and will more accurately reflect, and allow us to engage in, our business operations.

CONSENTING SHAREHOLDERS

Dan and Alysa Wiesel, The Daniel T. Zagorin Trust, Leslie Bines and Brandon Bines, who collectively are holders of record of 23,558,853 shares of our common A shares, constituting approximately 68% of the voting power of our issued and outstanding common A shares have indicated that they intend to consent in writing to an amendment to our Articles of Incorporation within five days of the mailing of this Information Statement to our shareholders.

Accordingly, when signed by the holders named above, we will have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other shareholder, and the other shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the action to be taken by written consent and giving shareholders notice of such actions taken as required by the Exchange Act and the Illinois Business Corporation Act.

As the actions to be taken by the shareholders will be by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our shareholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Illinois Business Corporation Act, file the Amendment with the Illinois Secretary of State’s Office. The Amendment will become effective upon such filing (the “Effective Date”) and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our shareholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Description of Capital Stock

The following statements constitute brief summaries of American Antiquities' certificate of incorporation and bylaws, as amended.

Common A Shares.  American Antiquities' articles of incorporation authorize it to issue up to 100,000,000 common A shares, and 10,000,000 preferred shares.

Liquidation Rights.  Upon liquidation or dissolution, each outstanding common A share will be entitled to share equally in the assets of American Antiquities legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.  There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. American Antiquities has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future.  The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of American Antiquities.  Accordingly, future dividends, if any, will depend upon, among other considerations, American Antiquities' need for working capital and its financial conditions at the time.

Voting Rights.  Holders of common A shares of American Antiquities are entitled to voting rights of one hundred percent.  Holders may cast one vote for each common A share held at all shareholders meetings for all purposes.

Other Rights.  Common A shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.  Common A shares do not have cumulative voting features.

Preferred Stock.  The authorized preferred stock may be issued from time to time in series.  The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time.  The board of directors is also authorized to allow for conversion of the preferred stock to common stock under terms and conditions as determined by the board of directors.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent.  Corporate Stock Transfer, Inc. will act as American Antiquities' transfer agent.

As of August, 13, 2010, we had a total of 34,314,615 shares of our common A shares outstanding.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

On August 13, 2010, our Board of Directors approved, subject to receiving the approval of the holders of two-thirds of our outstanding capital stock, an amendment to our Articles of Incorporation, which amends our current Articles of Incorporation to change our name to “Pet Airways, Inc.” to more accurately reflect our business operations. Dan and Alysa Wiesel, The Daniel T. Zagorin Trust, Leslie Bines and Brandon Bines, who collectively are holders of record of 23,558,853 shares of our common A shares, constituting approximately 68% of the voting power of our issued and outstanding common A shares have indicated that they intend to consent in writing to an amendment to our Articles of Incorporation within five days of the mailing of this Information Statement to our shareholders.   The proposed Amendment is attached hereto as Appendix A.

Name Change

Our current Articles of Incorporation states that the name of the Company is “American Antiquities Incorporated”

Our Board of Directors unanimously approved, subject to shareholder approval, the Amendment to change our name from “American Antiquities Incorporated” to “Pet Airways, Inc.”

Shareholder approval for the Amendment changing our name will be obtained by Written Consent of shareholders holding at least two-thirds of the voting power of our issued and outstanding Common Stock as of the Record Date. The Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Illinois, which will occur promptly following the 20th day after the mailing of this Information Statement to our shareholders as of the Record Date.

Purposes for Name Change

Following the change of control of our Company and reverse acquisition of Pet Airways effected by the Share Exchange Transaction, our Board of Directors has determined that the change of our name to “Pet Airways, Inc.” is in the best interest of our shareholders and will more accurately reflect, and allow us to engage in, our new business operations.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors, nor the approval by the shareholders of the reverse split or the name change provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under the Illinois Business Corporation Act, the Articles of Incorporation or the bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common A shares as of  August 13, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common A shares; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 777 E. Atlantic Avenue, #C2-264, Delray Beach, FL 33483.

			Amount and
			Nature of
Name and Address of			Beneficial	Percent of
Beneficial Owner	Office, If Any	Title of Class	Ownership(1)	Class(2)
	Officers and Directors
Dan and Alysa Wiesel	CEO and Director, Executive Vice President and Director	Common A shares	17,123,373	50%
Andrew Warner	Director	Common A shares	21,675	0%

All officers and directors as a group (3 persons named above)		Common A shares	17,144,948	50%

	5% Security Holders
Leslie Bines		Common A shares	2,970,000	9%
The Daniel T. Zagorin Trust		Common A shares	2,167,303	6%

* Less than 1%
(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common A shares.

(2)
A total of 34,314,615 shares of our common A shares are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of August, 13, 2010. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

Print Reset

FORM **BCA 10.30** (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

__________ File # __________ Filing Fee: $50 Approved: __________

---- Submit in duplicate ---- Type or Print clearly in black ink ---- Do not write above this line ----

1. Corporate Name (**See Note 1 on page 4.**): American Antiquities Incorporated

2. Manner of Adoption of Amendment:
The following amendment to the Articles of Incorporation was adopted on September 29 (Month & Day), 2010 (Year) in the manner indicated below:

Mark an "X" in one box only.

- ☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (**See Note 2 on page 4.**)
- ☐ By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (**See Note 2 on page 4.**)
- ☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (**See Note 3 on page 4.**)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (**See Note 4 on page 4.**)
- ☑ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (**See Notes 4 and 5 on page 4.**)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (**See Note 5 on page 4.**)

3. Text of Amendment:
   a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.
   Article I: Name of the Corporation: Pet Airways, Inc. (New Name)

(All changes other than name include on page 2.)

Page 1

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change"):
   No change

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert "No change"):
   (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
   No change

   b. The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert "No change"):
   (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
   (See Note 6 on page 4.)

	Before Amendment	After Amendment
Paid-in Capital:	$ No change	$ No change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated October (Month & Day), 2010 (Year)   American Antiquities Incorporated (Exact Name of Corporation)

____
Any Authorized Officer's Signature

Dan Weisel, CEO and President
Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

   OR

   If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

   The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

   Dated ______________________ (Month & Day), ______ (Year)

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